As filed with the Securities and Exchange Commission on June 21, 2002.

                                                    Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                   KROLL INC.
             (Exact name of registrant as specified in its charter)


            Ohio                                               31-1470817
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                                900 Third Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                           --------------------------

                            THE KROLL-O'GARA COMPANY
                         AMENDED AND RESTATED 2000 STOCK
                      OPTION PLAN FOR EMPLOYEES, AS AMENDED

                         KROLL INC. AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

                  KROLL INC. 1996 STOCK OPTION PLAN, AS AMENDED

                            THE KROLL-O'GARA COMPANY
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                 ONTRACK DATA INTERNATIONAL, INC. NON-QUALIFIED
                          STOCK OPTION PLAN, AS AMENDED

                        ONTRACK DATA INTERNATIONAL, INC.
                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                              Michael G. Cherkasky
                      President and Chief Executive Officer
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                     (Name and Address of Agent for Service)


                                 (212) 593-1000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                             Sabrina H. Perel, Esq.
                       Vice President and General Counsel
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022

                             Peter S. Kolevzon, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                              (212) 715-8000 (Fax)


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                         CALCULATION OF REGISTRATION FEE

==========================================================================================
                                          Proposed          Proposed
                                           Maximum           Maximum          Amount of
     Title of          Amount to be        Offering         Aggregate       Registration
 Securities to be       Registered        Price Per          Offering            Fee
    Registered                              Share           Price (1)            (2)
-------------------   ---------------   ---------------   ---------------   --------------
Common Stock (par     4,507,316         Not Applicable    $88,851,022.88    $8,174.29 (4)
value $0.01 per       shares (3) (4)
share)
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based on $22.38, the average of the high and low prices of the Registrant's common stock on June 18, 2002, as reported by the Nasdaq National Market with respect to an aggregate of 3,349,826 shares and based on the option prices of outstanding options granted under the plans with respect to an aggregate of 1,157,490 shares.

(2)   .000092 multiplied by the proposed maximum aggregate offering price.

(3) Includes an indeterminate number of additional shares that may be issued pursuant to the anti-dilution provisions of the plans.

(4) Pursuant to Instruction E to Form S-8, this Registration Statement is registering 1,993,000 shares not previously registered on the Registrant's Forms S-8 filed on June 11, 2002, November 23, 1998, April 1, 1998 and May 21, 1997 in connection with certain amendments made to The Kroll-O'Gara Company Amended and Restated 2000 Stock Option Plan for Employees, as amended, and the Registrant's 1996 Stock Option Plan, as amended, increasing the amount of shares issuable thereunder.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 26, 2002 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

      (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 28, 1996 (File No. 000-21629), including any subsequent amendment or report filed for the purpose of updating that description;

      (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002 pursuant to Section 13(a) of the Exchange Act; and

      (4) All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference in this registration statement its report dated August 22, 2001, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 26, 2002. The absence of such consent may limit recovery by investors on certain claims, including without limitation, claims arising under Section 11 of the Securities Act.

Item 4.   Description of Securities.
          -------------------------

      Inapplicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

      Thomas E. Constance, a partner at Kramer Levin Naftalis & Frankel, counsel to the Registrant that is giving an opinion regarding the legality of the securities being registered hereunder, is a director of the Registrant.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

      Section 1701.13(E) of the Ohio General Corporation Law, as amended from time to time, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders. The Registrant's code of regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law. The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

      Inapplicable.

Item 8.   Exhibits.
          --------

            Exhibit Number               Description
            --------------               -----------

                  3.1 Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to
                                 Exhibit 3.1 to the Company's Registration
                                 Statement on Form S-1, No. 333-48099.

                  3.2 Amendment to Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to the Exhibit 3.2 to the Company's Registration Statement on Form S-1, No. 333-75972.

                  3.3            Code of Regulations of the Company.
                                 Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, No. 333-11093.

                  4.1 The Kroll-O'Gara Company Amended and Restated 2000 Stock Option Plan for Employees. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, filed on June 11, 2002.

                  4.2 Amendment to The Kroll-O'Gara Company Amended and Restated 2000 Stock Option Plan for Employees.*

                  4.3 Kroll Inc. Amended and Restated Employee Stock Purchase Plan. Incorporated by reference to Annex G to the Company's Registration Statement on Form S-4, filed on May 10, 2002.

                  4.4 Kroll Inc. 1996 Stock Option Plan. Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4, filed on March 8, 1999.

                  4.5            Amendment to the Kroll Inc. 1996 Stock Option
                                 Plan.*

                  4.6 The Kroll-O'Gara Company 2001 Non-Employee Director Stock Option Plan. Incorporated by reference to Annex C to the Company's Definitive Proxy Statement on Schedule 14A, filed on July 19, 2001.

                  4.7 Ontrack Data International, Inc. Non-Qualified Stock Option Plan. Incorporated by reference to
                                 Exhibit 10.2 to Ontrack Data International's
                                 Registration Statement on Form S-B2
                                 (Registration No. 333-05470C).

                  4.8 Ontrack Data International, Inc. 1996 Stock Incentive Plan. Incorporated by reference to
                                 Exhibit 99.1 to Ontrack Data International,
                                 Inc.'s Form S-8, filed on July 28, 2000.

                  4.9 Amendment to the Ontrack Data International, Inc. Non-Qualified Stock Option Plan and the Ontrack Data International, Inc. 1996 Stock Incentive Plan.*

                  5.1 Opinion of Kramer Levin Naftalis & Frankel LLP (including consent).*

                  23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

                  23.2           Consent of Deloitte & Touche LLP.*

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

*filed herewith.

Item 9.    Undertakings.
           ------------

         (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 21st day of June, 2002

                                    KROLL INC.


                                    By: /s/ Michael G. Cherkasky
                                       ------------------------------------
                                    Name:   Michael G. Cherkasky
                                    Title:  President and Chief Executive
                                            Officer

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Jules B. Kroll and Michael
G. Cherkasky, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place an stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title(s)                    Date
     ---------                    --------                    ----

/s/ Jules B. Kroll             Executive Chairman of         June 21, 2002
---------------------          the Board
Jules B. Kroll

/s/ Michael G. Cherkasky       President, Chief              June 21, 2002
---------------------          Executive Officer and
Michael G. Cherkasky           Director (Principal
                               Executive Officer)

/s/ Steven L. Ford             Executive Vice                June 21, 2002
---------------------          President and Chief
Steven L. Ford                 Financial Officer
                               (Principal Financial
                               and Accounting Officer)

/s/ Ben F. Allen               Director                      June 21, 2002
---------------------
Ben F. Allen

/s/ Judith Areen               Director                      June 21, 2002
---------------------
Judith Areen

/s/ Thomas E. Constance        Director                      June 21, 2002
---------------------
Thomas E. Constance

                               Director                      June __, 2002
---------------------
Raymond E. Mabus

/s/ Michael D. Shmerling       Director                      June 21, 2002
---------------------
Michael D. Shmerling

                               Director                      June __, 2002
---------------------
J. Arthur Urciuoli

                                  EXHIBIT INDEX

            Exhibit Number                 Description
            --------------                 -----------

                  3.1 Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to
                                 Exhibit 3.1 to the Company's Registration
                                 Statement on Form S-1, No. 333-48099.

                  3.2 Amendment to Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to the Exhibit 3.2 to the Company's Registration Statement on Form S-1, No. 333-75972.

                  3.3            Code of Regulations of the Company.
                                 Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, No. 333-11093.

                  4.1 The Kroll-O'Gara Company Amended and Restated 2000 Stock Option Plan for Employees. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, filed on June 11, 2002.

                  4.2 Amendment to The Kroll-O'Gara Company Amended and Restated 2000 Stock Option Plan for Employees.*

                  4.3 Kroll Inc. Amended and Restated Employee Stock Purchase Plan. Incorporated by reference to Annex G to the Company's Registration Statement on Form S-4, filed on May 10, 2002.

                  4.4 Kroll Inc. 1996 Stock Option Plan. Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4, filed on March 8, 1999.

                  4.5            Amendment to the Kroll Inc. 1996 Stock Option
                                 Plan.*

                  4.6 The Kroll-O'Gara Company 2001 Non-Employee Director Stock Option Plan. Incorporated by reference to Annex C to the Company's Definitive Proxy Statement on Schedule 14A, filed on July 19, 2001.

                  4.7 Ontrack Data International, Inc. Non-Qualified Stock Option Plan. Incorporated by reference to
                                 Exhibit 10.2 to Ontrack Data International's
                                 Registration Statement on Form S-B2
                                 (Registration No. 333-05470C).

                  4.8 Ontrack Data International, Inc. 1996 Stock Incentive Plan. Incorporated by reference to
                                 Exhibit 99.1 to Ontrack Data International,
                                 Inc.'s Form S-8, filed on July 28, 2000.

                  4.9 Amendment to the Ontrack Data International, Inc. Non-Qualified Stock Option Plan and the Ontrack Data International, Inc. 1996 Stock Incentive Plan.*

                  5.1 Opinion of Kramer Levin Naftalis & Frankel LLP (including consent).*

                  23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

                  23.2           Consent of Deloitte & Touche LLP.*

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

*filed herewith.